UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




   Date of Report (Date of earliest event reported)      May 7, 2003
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                                MBNA Corporation
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   (Exact name of registrant as specified in its charter)



           Maryland                    1-10683             52-1713008
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   (State or other jurisdiction     (Commission       (I.R.S. Employer
        of incorporation)           File Number)       Identification No.)



             Wilmington, Delaware                             19884-0141
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   (Address of principal executive offices)                   (Zip Code)


   Registrant's telephone number, including area code     (800) 362-6255
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       (Former name or former address, if changed since last report.)













Item 5.  Other Events


On May 7, 2003, MBNA Canada Bank ("MBNA Canada"), a wholly owned foreign bank subsidiary of MBNA America Bank, N.A., located in Canada, completed the securitization of CAD$350.0 million of five-year credit card asset backed notes. MBNA America Bank, N.A. is a wholly owned subsidiary of MBNA Corporation. MBNA Canada transferred credit card receivables to Gloucester Credit Card Trust which issued Series 2003-1. The transaction had two classes of publicly traded securities (Class A and Collateral).

Series 2003-1 consists of CAD$295.75 million Class A fixed rate asset backed notes and CAD$54.25 million Collateral fixed rate notes. The Collateral notes are subordinate to the Class A asset backed notes. The five-year 4.716% Class A notes and the five-year 6.761% Collateral notes were priced at par. Interest on the Class A notes and the Collateral notes will be paid semi-annually.

MBNA Canada retained ownership of the credit card accounts which generated the receivables and will act as servicing agent for Series 2003-1. The securities are governed by Canadian law.

































                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.








                                                       MBNA CORPORATION


Date: May 7, 2003                          By:  /s/   Vernon H.C. Wright
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                                                      Vernon H.C. Wright
                                                    Chief Financial Officer